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                                                                 EXHIBIT 10.4.36


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement"), is made on August 31, 1999, by and between NEOPROBE CORPORATION, a Delaware corporation ("Debtor"), and THE PROVIDENT BANK, an Ohio banking corporation ("Secured Party").

                                    RECITALS:

         WHEREAS, Secured Party has made, and intends to make in the future, loans to the Debtor from time to time (collectively, the "Revolving Credit Loans") pursuant to a $400,000 Revolving Credit Note and a $100,000 Tennessee Revolving Credit Note, each dated as of the date hereof (the "Revolving Credit Notes"); and

         WHEREAS, Debtor will use the proceeds of the Revolving Credit Loans to the manufacture of specific units pursuant to a purchase order received from Ethicon Endo Surgery, Inc.; and

         WHEREAS, Secured Party agreed to make the Revolving Credit Loans on the condition that Debtor would provide security for the Revolving Credit Loans; and

         WHEREAS, Debtor agrees to grant to and create in favor of Secured Party, in the manner set forth in this Agreement, security interests in certain property of Debtor as security for the performance and payment of the Secured Obligations (as defined in Section 1 hereof).

         NOW THEREFORE, for and in consideration of the Revolving Credit Loans to Debtor and the benefits Debtor receives from them, the representations, warranties, and mutual covenants set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1.  DEFINED TERMS.

                  1.1. DEFINITIONS. Certain capitalized words and terms as used in this Agreement shall have the meanings given to them in the Uniform Commercial Code unless otherwise indicated herein or the context or use indicates another or different meaning or intent. All defined terms shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined. In addition, the following capitalized words shall have the following meanings when used herein:

         "Accounts" has the meaning assigned to that term in the Uniform Commercial Code.

         "Chattel Paper" has the meaning assigned to that term in the Uniform Commercial Code.

         "Event of Default" shall mean the failure of the Debtor to comply with any of the terms of this Agreement or to repay the Revolving Credit Loans at the times required by the Revolving Credit Notes.



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         "GAAP" means generally accepted accounting principles, as from time to time in effect, applied throughout any applicable period on a basis consistent with the accounting principles reflected in Guarantor's financial statements.

         "General Intangibles" has the meaning assigned to that term in the Uniform Commercial Code excluding all rights of Debtor in intellectual property, goodwill, trademarks, trade names, service marks, copyrights, patents, and licenses and in applications therefor.

         "Instruments" has the meaning assigned to that term in the Uniform Commercial Code.

         "Inventory" has the meaning assigned to that term in the Uniform Commercial Code.

         "Lease" means any lease or other agreement (however denominated) providing for the use by one person of real or personal property owned by another person (or the entering into such a lease or agreement).

         "Loan Documents" means this Agreement, the Revolving Credit Notes and all other instruments or agreements required or contemplated hereby or thereby or evidencing the Revolving Credit Loans.

         "Permitted Liens" are those liens set forth in Section 13 hereof.

         "Premises" has the meaning assigned that term in Section 2.3.1 hereof.

         "Rentals" means with respect to any Lease, for any period, the aggregate of all amounts required to be paid by the lessee thereunder for such period, whether or not designated in such Lease as rentals or otherwise.

         "Revolving Credit Loans" has the meaning assigned that term in the first Recital hereof.

         "Revolving Credit Notes" has the meaning assigned that term in the first Recital hereof.

         "Secured Obligations" means (a) all principal and interest due and payable for the Revolving Credit Loans made under the Revolving Credit Notes and
(b) all costs and expenses incurred by Secured Party in the realization upon the Collateral, including without limitation reasonable attorneys' fees and legal expenses.

         "Uniform Commercial Code" means Chapters 1301 through 1309 of the Ohio Revised Code as the same may be from time to time supplemented or amended hereafter.

         Section 2. CREATION OF SECURITY INTERESTS. As security for the full and timely discharge of the Secured Obligations in accordance with their respective terms, Debtor agrees that Secured Party will have, and there is hereby granted to and created in favor of Secured Party, a security



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interest under the Uniform Commercial Code, and otherwise in accordance with applicable law, in and to the following (hereinafter collectively referred to as the "Collateral"):

                           2.1. All Accounts and General Intangibles now or
hereafter owned by Debtor, including, without limitation, (i) all moneys due and to become due under any contractual obligation, (ii) any damages arising out of or for breach or default in respect of any Account and (iii) all other amounts from time to time paid or payable under or in connection with any such Account; but specifically excluding all rights of Debtor in intellectual property, goodwill, trademarks, trade names, service marks, copyrights, patents, and licenses and in applications therefor.

                           2.2. All Goods and Inventory now or hereafter owned
by Debtor.

                           2.3. All Instruments and Chattel Paper now or
hereafter owned by Debtor.

                           2.4. To the extent not otherwise included, all other
personal property, tangible or intangible, of Debtor other than tools and dies used in the production of Inventory.

                           2.5.  To the extent not otherwise included, all books
and records pertaining to the foregoing, and all Proceeds or products of any or all of the foregoing.

         Section 3. RIGHTS AND REMEDIES OF A SECURED PARTY. In addition to all of the rights and remedies given to Secured Party by this Agreement, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

         Section 4. PROVISIONS APPLICABLE TO THE COLLATERAL. The parties agree that the following provisions shall be applicable to the Collateral and Debtor agrees that during the term of this Agreement:

                  4.1.  BOOKS AND RECORDS; CHIEF EXECUTIVE OFFICES.

                           4.1.1.  Debtor shall keep accurate and complete books
and records concerning the Collateral in accordance with GAAP. For the purpose of establishing the location and value of the Collateral, Debtor shall furnish to Secured Party, at such times and in such form and substance as may be requested by Secured Party, information adequate to identify the Collateral, including, without limitation, the location, cost and fair market value of the Collateral.

                           4.1.2.  (a) Debtor represents and warrants that its
chief executive office is located at the address set forth below:

                               Neoprobe Corporation
                               425 Metro Place North, Suite 300
                               Dublin, Ohio 43017

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                                    (b) Debtor shall not move its chief
executive office except to such new location as it may establish in accordance with Section 4.1.5 below.

                           4.1.3.  (a) The only original books of account and
records of Debtor relating to the Collateral are, and will continue to be, kept at the offices of Debtor set forth in Section 4.1.2 above.

                                    (b) The location where such books of account
and records are kept shall not be changed by Debtor except in accordance with
Section 4.1.5 below.

                           4.1.4.  Debtor represents and warrants that the
location of all the Collateral is accurately and completely set forth in Exhibit A hereto.

                           4.1.5.  Debtor shall not establish any different
location for its chief executive office or for the place where the original books of account and records of Debtor relating to the Collateral are kept until
(a) it shall have given to Secured Party written notice, 10 days before doing so, of its intention to establish such new location, clearly describing each such new location and providing any other information in connection therewith that Secured Party may reasonably request, and (b) with respect to each such new location, it shall have taken such action, satisfactory to Secured Party (including without limitation all action required by Section 5 of this Agreement), as may be necessary to maintain the security interest of Secured Party in the Collateral at all times fully perfected and in full force and effect.

                           4.1.6.  Debtor shall not hold its right, title or
interest or maintain its records relating to any Collateral or invoice any Account debtor with respect to any Collateral in any name other than its own proper corporate name.

                  4.2. INSPECTION. Debtor shall permit any persons designated by Secured Party, in order to permit Secured Party to assure itself of performance by Debtor of the Secured Obligations or otherwise facilitate compliance with this Agreement, to enter, examine, audit and inspect the Collateral and all properties, corporate books and financial records pertaining to the Collateral or to the operation, business, affairs and financial condition of Debtor, at any reasonable time and from time to time, and shall permit such persons to copy (by photocopy or otherwise) and make excerpts of such books and records.

                  4.3. NOTICE OF ADVERSE CHANGE. Debtor shall immediately notify Secured Party of any adverse change of which Debtor has knowledge which adversely affects or may adversely affect its right, title, or interest in, or the value of, the Collateral.

                  4.4. SALE OF INVENTORY. Notwithstanding the security interest in the Collateral granted hereunder, Debtor shall have the right to sell, lease or otherwise dispose of its Inventory in the ordinary course of its business free and clear of such security interest; but in such event, such security interest shall continue in the proceeds of such sale, lease or other disposition.



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                  4.5. ACCOUNT VERIFICATION. Secured Party may at any time,
cause Debtor to verify with any Account debtor of Debtor as to the status of any Accounts payable by such Account debtor. The Debtor shall direct the Account debtor to furnish a written response to the request for verification to a post office box at a post office located in Columbus, Ohio, which post office box shall be controlled by Secured Party. Prior to the occurrence of an Event of Default Secured Party shall make no request for verification directly with the Account debtor. Debtor from time to time will execute and deliver such instruments and take all such action as Secured Party may reasonably request in order to effectuate the purposes of this Section 4.5.

                  4.6. THE DEBTOR'S RIGHTS TO COLLECT ACCOUNTS. Notwithstanding any security interest in Accounts of Debtor granted hereunder, Debtor shall have the right to and shall endeavor to collect such Accounts at its own cost and expense, until such time as Secured Party shall have notified Debtor pursuant to
Section 4.7 below that Secured Party has revoked Debtor's right to collect such Accounts.

                  4.7. COLLECTION OF ACCOUNTS BY THE SECURED PARTY. If an Event of Default shall have occurred and be continuing, Secured Party shall have the right at any time and without affecting the liability of Debtor to Secured Party
(a) to revoke any right of Debtor to collect its Accounts pursuant to Section
4.6 above by written notice to Debtor to such effect, (b) to take over and direct collection of such Accounts of Debtor, (c) to give notice of the security interest of Secured Party in such Accounts to any or all of the Account debtors obligated to Debtor, (d) to direct such Account debtors to make payment of such Accounts directly to Secured Party and (e) to take control of such Accounts of Debtor and the proceeds thereof, and to take possession of all of Debtor's books and records relating thereto, with full power and authority in the name of Secured Party or of Debtor to enforce, collect, sue for, receive, and give receipts for any and all such Accounts. If any Account becomes evidenced by or if Debtor receives any promissory notes, trade acceptance, chattel paper or other writing or instrument for the payment of money, Debtor will deliver each such writing or instrument to Secured Party duly endorsed to the order of Secured Party as additional Collateral under this Agreement.

         Section 5. PRESERVATION AND PROTECTION OF SECURITY INTERESTS. Debtor shall faithfully preserve and protect Secured Party's security interest in the Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continue perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid, and for such purpose Debtor shall from time to time at the request of Secured Party file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation financing and continuation statements, as Secured Party may deem necessary or advisable from time to time in order to preserve, perfect and continue perfected said security interest prior to the rights of any secured party or lien creditor. Debtor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Secured Party may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected lien in the Collateral prior to the rights of any secured party or lien creditor. Secured Party, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of Debtor to do all acts and things which



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Secured Party may deem necessary or advisable to preserve, perfect and continue perfected Secured Party's security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of Debtor.

         Section 6. APPLICATION OF MONEYS. Except as otherwise provided in this Agreement, if an Event of Default shall have occurred, all net proceeds which Secured Party shall receive upon realization of the lien and security interest granted under this Agreement may be applied by or at the direction of Secured Party, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured Obligations, in such order as Secured Party may elect. Any surplus remaining after the payment and satisfaction of all of the Secured Obligations shall be applied to or on the order of Debtor, its successors or assigns, or to the person or persons who may be lawfully entitled to receive the same, or as any court of competent jurisdiction may direct.

         Section 7. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Secured Party as follows:

                  7.1. TITLE TO PROPERTY. Debtor has legal title to all the Collateral, subject to no liens, other than Permitted Liens. No financing or continuation statement which names Debtor as debtor has been filed under the Uniform Commercial Code other than pursuant to the Permitted Liens and Debtor has not agreed or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any lien, except the Permitted Liens.

                  7.2. NO EVENT OF DEFAULT. There does not exist any condition or circumstance which constitutes, or with the lapse of time or the giving of notice or both would constitute, an Event of Default.

                  7.3. INSURANCE. All of the properties and operations of Debtor of a character usually insured by persons of established reputation engaged in the same or a similar business similarly situated are adequately insured by financially sound and reputable insurers, against loss or damage of the kinds and in the amounts customarily insured against by such persons; and Debtor carries with such insurers in customary amounts, such other insurance, including public and product liability insurance, as is usually carried by persons of established reputation engaged in the same business as Debtor or a similar business similarly situated.

                  7.4. PERFECTION OF SECURITY INTERESTS. As of the date of this Agreement, Debtor has taken or caused to be taken all actions necessary in order to establish Secured Party's security interests in the Collateral as valid and perfected liens, prior to all other liens.

                  7.5. SUBSIDIARIES. Debtor has no subsidiaries and has no loans, advances or capital contributions to any person presently outstanding other than Neoprobe Europe AB and Neoprobe Israel AB, both of which are currently being liquidated by Debtor.



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         Section 8. AFFIRMATIVE COVENANTS. On and after the date of this
Agreement, and for so long as any Secured Obligation is outstanding:

                  8.1. PRESERVATION OF CORPORATE EXISTENCE. Debtor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or for the ownership of its properties.

                  8.2. MAINTENANCE OF PROPERTIES. Debtor shall maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements to said properties, subject to Sections 2.2 and 2.3 of this Agreement.

                  8.3. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Debtor shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Debtor relating to the Collateral.

                  8.4. NOTICE OF DEFAULT. If Debtor has knowledge that any Event of Default occurs, Debtor shall give prompt notice in writing of such happening to Secured Party.

                  8.5. PERFORMANCE OF CONTRACTS, ETC. Debtor shall perform according to and shall comply with those contractual obligations of Debtor, non-performance of which would adversely affect the business of Debtor or would impair the ability of Debtor to perform this Agreement.

                  8.6. ADDITIONAL INFORMATION. Debtor shall furnish to Secured Party promptly after Secured Party's request therefor, such other information respecting the business, properties or condition of operations, financial or otherwise, of Debtor as may be requested by Secured Party.

                  8.7. INSURANCE. Debtor shall at all times:

                           8.7.1.  Maintain or cause to be maintained insurance
upon its property with responsible and reputable insurers of such character and in such amounts as are usually maintained by persons engaged in a like business.

                           8.7.2.  Furnish to Secured Party a statement of
insurance coverage of Debtor in form and detail satisfactory to Secured Party.

                           8.7.3.  Require each policy of insurance to contain
loss payable provisions in favor of and satisfactory to Secured Party and a provision requiring at least 30 days' prior written notice to Secured Party in the event of any cancellation or contemplated cancellation of such insurance. To the extent reasonably obtainable without additional cost to Debtor, all such policies will further contain agreements by the insurers that any loss will be payable to Secured



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Party notwithstanding any acts or negligence by Debtor or its subsidiaries which might otherwise result in forfeiture of said insurance. If Debtor fails to maintain in full force and effect insurance covering the Collateral as may be required by this Section 8.7, or fails to pay the premiums thereon when due, Secured Party may do so for the account of Debtor and add the cost thereof to the Secured Obligations.

                           8.7.4. Secured Party shall not be under any duty to
ascertain the existence or adequacy of insurance coverage. Debtor hereby assigns and sets over unto Secured Party all moneys which may become payable on account of such insurance covering the Collateral including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Secured Party any amount so due. Secured Party, its officers, employees and authorized agents, are hereby irrevocably appointed the attorneys-in-fact of Debtor to endorse any draft or check which may be payable to Debtor in order to collect the proceeds of such insurance or any return of unearned premiums. Any balance of insurance proceeds remaining in the possession of Secured Party after payment in full of the Secured Obligations shall be paid to Debtor or Debtor's order as Debtor shall instruct Secured Party.

                  8.8. RISK OF LOSS. As of the execution of this Agreement, Debtor shall assume all risk of loss of, damage to, or destruction of the Collateral to the extent that Debtor now or hereafter has or acquires any right, title and interest in the Collateral.

                  8.9.  MAINTENANCE OF COLLATERAL.

                           8.9.1.  Debtor shall (a) pay and discharge all taxes,
assessments, fees, and other governmental charges or levies imposed upon it as well as all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a lien on the Collateral or any part thereof and (b) perform according to and maintain in force all leases which are Collateral; PROVIDED, HOWEVER, that Debtor shall not be required to make any payment pursuant to this Section 8.9 if (x) the amount, applicability, or validity thereof is being contested currently in good faith by appropriate proceedings, (y) Debtor shall have set aside on its books, in accordance with GAAP applied on a consistent basis, adequate reserves or provisions with respect thereto, and (z) the title of Debtor to, and its right to use, any of its properties is not materially and adversely affected thereby.

                           8.9.2. If Debtor fails to make any payments it is
required to make under this Section 8.9, Secured Party may do so for the account of Debtor and may add the amount of such payments to the Secured Obligations.

                  8.10. USE OF COLLATERAL. The Collateral will be used exclusively in the business operations of Debtor.

                  8.11. ANNUAL CERTIFICATE. Debtor shall furnish to Secured Party as soon as practicable after the end of each fiscal year of Debtor, and in any event within 90 days thereafter, a



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certificate by the chief executive officer or the president of Debtor in form and substance satisfactory to Secured Party, addressed to Secured Party and stating that based upon the law in effect on the date of such certificate, no filing, registration or recording of any financing statement, amendments thereto, continuation statements or instruments of a similar character relating to the Collateral is required by law or will be required by law during the 12 calendar months commencing on the next following anniversary date in order to preserve and protect the priority of the security interest of Secured Party as a perfected security interest in the Collateral prior to the rights of any other secured party or lien creditor, or if such filing, registration, recording, refiling, reregistration or rerecording is necessary or will be necessary during the 12 calendar months commencing on the next following anniversary date, setting forth the requirements in respect thereto. Promptly after any filing, recording, refiling or rerecording of any such financing statement or amendment thereto or continuation statement or instrument, Debtor shall deliver to Secured Party another certificate by the chief executive officer or president, stating that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof.

         Section 9. NEGATIVE COVENANTS. On and after the date of this Agreement and so long as Secured Obligations are outstanding, Debtor shall not:

                  9.1. MERGERS, CONSOLIDATIONS, ETC. Merge with or into or consolidate with any entity; PROVIDED, HOWEVER, that Debtor may merge or consolidate with another entity so long as the obligations hereunder are assumed by the surviving entity.

                  9.2. NEGATIVE PLEDGE. Without the prior written consent of Secured Party (a) sell, assign, or transfer any of its right, title and interest in the Collateral except the sale of Debtor's Inventory in the ordinary course of business, (b) grant or create or permit to exist any lien on or in any of the Collateral except for Permitted Liens, (c) permit any levy or attachment to be made against any of the Collateral, or (d) file any financing statement with respect to any of the Collateral.

                  9.3.  CHANGE OF NAME.  Change its corporate name.

         Section 10. CARE AND MAINTENANCE OF COLLATERAL BY THE SECURED PARTY. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in Secured Party's possession if Secured Party takes such action for that purpose as Debtor shall request in writing, PROVIDED, HOWEVER that Secured Party shall not be required to take any such requested action if in the judgment of Secured Party, such action would impair Secured Party's security interest in such Collateral or its rights in, or the value of, such Collateral, and PROVIDED, FURTHER, HOWEVER that such written request is received by Secured Party in sufficient time to permit Secured Party to take the requested action. Debtor acknowledges that failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Secured Party to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. If all or any part of the Collateral consists of any



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stock, bond or other security, Secured Party shall be under no obligation to sell or otherwise dispose of such security, or to cause such security to be sold or otherwise disposed of, by reason of any diminution in the fair market value thereof, and Secured Party's failure to do so shall under no circumstances be deemed a failure to exercise reasonable care in the custody and preservation of the Collateral, anything in this Section 10 or in any other section of this Agreement notwithstanding.

         Section 11.  REMEDIES FOR EVENT OF DEFAULT.

                  11.1. REMEDIES. If an Event of Default occurs, in addition to the remedies set forth in the Agreement and the other Loan Documents:

                           11.1.1.  Secured Party may exercise such rights and
remedies as are provided by the Uniform Commercial Code, including without limitation the right to enter any premises where any of the Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which Debtor hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale, without prior notice to Debtor except as otherwise required by law (and if notice is required by law, after 10 days' prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Secured Party in its sole discretion may determine. Upon any such sale of any of the Collateral, Secured Party may purchase all or any of the Collateral being sold, free from any equity or right of redemption. Secured Party shall apply the proceeds of any such sale to the Secured Obligations as provided in Section 6 hereof. If such proceeds are insufficient to pay the amounts owed by Debtor, Debtor shall be liable for any deficiency in the amount so realized from the Collateral.

                           11.1.2.   Debtor shall, upon the demand of Secured
Party, promptly assemble the Collateral, or any part thereof and make it available to Secured Party at a place to be designated by Secured Party which shall be reasonably convenient to Secured Party and Debtor. The right of Secured Party under this Section 11.1.2 to have the Collateral assembled and made available to it is of the essence of this Agreement and Secured Party may, at its election, enforce such right by an action for specific performance.

                  11.2. NO REQUIREMENT TO MARSHAL COLLATERAL. Debtor, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require Secured Party to collect any of the Secured Obligations from any portion of the Collateral under any theory of marshaling of assets, or otherwise, and specifically authorizes Secured Party to apply any of its Collateral against any of the Secured Obligations in any manner that Secured Party may determine.

         Section 12. AMENDMENTS, WAIVERS. No amendment, modification or waiver to this Agreement shall be binding unless in writing and signed by the party to be charged.

         Section 13. PERMITTED LIENS. Liens arising from purchase money security interests so long as (a) the lien is for no more than 90% of the purchase price of the property and (b) such lien



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attaches only to the property acquired by Debtor in connection therewith shall be deemed "Permitted Liens."

         Section 14. DEFEASANCE. Upon payment and performance in full of the Secured Obligations, and all reasonable costs and expenses incurred by Secured Party in the realization upon the Collateral, including without limitation, reasonable attorneys' fees and legal expenses, this Agreement shall terminate and be of no further force and effect, and in such event, Secured Party shall, at the expense of Debtor, take all action necessary to terminate the security interests of Secured Party in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 15. GOVERNING LAW. This Agreement is being executed and delivered in the State of Ohio and, except to the extent that the laws of any other jurisdiction are mandatorily applicable, shall in all respects be interpreted in accordance with the laws of the State of Ohio applicable to contracts to be performed in the State of Ohio.

         Section 16. COUNTERPARTS. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         Section 17. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intent has been made by any party which is not embodied in this Agreement, and no party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not embodied herein.

         Section 18. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 19. CAPTIONS. Captions and section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         Section 20. CONFESSION OF JUDGMENT. The Debtor hereby authorizes any attorney at law to appear for it, in an action on this Security Agreement, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Debtor and to confess judgment in favor of the holder of the Security Agreement against the Debtor for the amount that may be due, with interest at the rate therein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

         Section 21. WAIVER OF JURY TRIAL. THE SECURED PARTY AND THE DEBTOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER

SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE SECURED PARTY AND THE GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE DEBTOR AND THE SECURED PARTY IN CONNECTION WITH THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE SECURED PARTY TO ENTER INTO THE FINANCING TRANSACTIONS WITH DEBTOR. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE SECURED PARTY'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT RELATED HERETO.

         The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

================================================================================
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================

                                   NEOPROBE CORPORATION, a Delaware
                                   corporation


                                   By:  /s/ David C. Bupp
                                      ------------------------------------------
                                   Name:      David C. Bupp
                                   Its:  President and Chief Executive Officer


                                   THE PROVIDENT BANK, an Ohio banking
                                   corporation


                                   By:  /s/ Michael D. Davis
                                      ------------------------------------------
                                   Name:      Michael D. Davis
                                   Its:       Vice President

                                    EXHIBIT A


                             COLLATERAL AND LOCATION


Collateral                                       Location
----------                                       --------

Inventory                               Cord Logistics
                                        1135 Heil Quaker Blvd., Suite 100
                                        LaVergne, TN 37806

All Other Collateral                    Neoprobe Corporation
                                        425 Metro Place North, Suite 300
                                        Dublin, Ohio  43017



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